INDEPENDENT AUDITORS' REPORT



The Board of Directors
ML Bancorp, Inc.:


We have audited the accompanying consolidated statements of financial condition of ML Bancorp, Inc. and subsidiaries (the "Company") as of February 27, 1998 and March 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the eleven-month period ended February 27, 1998 and for each year in the two-year period ended March 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ML Bancorp, Inc. and subsidiaries as of February 27, 1998 and March 31, 1997, and the results of its operations and its cash flows for the eleven-month period ended February 27, 1998 and for each year in the two-year period ended March 31, 1997 in conformity with generally accepted accounting principles.



/s/ KPMG Peat Marwick LLP
--------------------------


June 15, 1998

ML BANCORP, INC.

Consolidated Statements of Financial Condition

February 27, 1998 and March 31, 1997

(In thousands, except share and per share data)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      February 27,       March 31,
Assets                                                                                                   1998              1997
----------------------------------------------------------------------------------------------------------------------------------
Cash (including interest-bearing deposits of $1,891 and $7,082
     at February 27, 1998 and March 31, 1997, respectively)                                           $   31,933          17,744
Assets available for sale:
     Securities                                                                                          736,848         597,825
     Loans                                                                                               287,542         104,708
Investments (market value $59,987 and $31,730
     at February 27, 1998 and March 31, 1997, respectively)                                               60,324          32,071
Mortgage-related securities (market value $330,554 and $380,046
     at February 27, 1998 and March 31, 1997, respectively)                                              328,780         385,293
Loans receivable, net of allowance for loan loss ($19,370 and $14,733
     at February 27, 1998 and March 31, 1997, respectively)                                              813,905         730,535
Accrued income receivable                                                                                 14,931          12,591
Other real estate owned, net                                                                               1,753           1,332
Premises and equipment, at cost less accumulated depreciation ($19,996 and $16,904
     at February 27, 1998 and March 31, 1997, respectively)                                               18,016          16,988
Mortgage servicing rights, net                                                                            54,690          49,721
Goodwill and other intangible assets                                                                       9,909           2,751
Other assets                                                                                              13,122           8,288
----------------------------------------------------------------------------------------------------------------------------------

Total assets                                                                                          $2,371,753       1,959,847
----------------------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' and Members' Equity
----------------------------------------------------------------------------------------------------------------------------------

Customer accounts                                                                                     $1,023,354         873,357
Advances from Federal Home Loan Bank                                                                     546,491         437,418
Securities sold under agreements to repurchase                                                           535,419         456,285
Advance payments by borrowers for taxes and insurance                                                      2,485           3,670
Other liabilities                                                                                         13,300           3,413
----------------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                      2,121,049       1,774,143
----------------------------------------------------------------------------------------------------------------------------------

Corporation-obligated mandatorily redeemable capital securities of subsidiary
     trust holding solely junior subordinated debentures of the Corporation                               50,000          50,000
Stockholders' equity:
     Preferred stock, no par value, authorized 5,000,000 shares; no shares issued and outstanding             --              --
     Common stock, $.01 par value, authorized 30,000,000 shares; 14,547,600 shares issued
        and outstanding                                                                                       73              73
     Additional paid-in capital                                                                          117,793          97,237
     Common stock acquired by stock benefit plans                                                         (6,017)         (7,336)
     Treasury stock, at cost; 1,605,072 and 3,271,046 shares
        at February 27, 1998 and March 31, 1997, respectively)                                           (15,473)        (37,147)
     Retained earnings                                                                                    96,494          83,280
     Unrealized (loss) gain on securities available for sale                                               7,834            (403)
----------------------------------------------------------------------------------------------------------------------------------

Total stockholders' equity                                                                               200,704         135,704
 ----------------------------------------------------------------------------------------------------------------------------------

Total liabilities, minority interest in subsidiaries, and stockholders' equity                        $2,371,753       1,959,847
----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

ML BANCORP, INC.

Consolidated Statements of Operations

Eleven-month period ended February 27, 1998 and years ended
March 31, 1997 and 1996

(In thousands, except share and per share data)

-------------------------------------------------------------------------------------------------------------
                                                               Eleven-month
                                                               period ended
                                                               February 27,          Year ended March 31,
                                                               -------------    -----------------------------
                                                                   1998             1997             1996
-------------------------------------------------------------------------------------------------------------
Interest income:
     Loans                                                     $    66,118           64,022            53,678
     Mortgage-related and investment securities                     22,741           27,039            30,539
     Investments                                                     4,294            2,073             2,743
     Assets available for sale                                      52,964           43,623            32,957
     Interest-bearing deposits                                         550              561               504
-------------------------------------------------------------------------------------------------------------

Total interest income                                              146,667          137,318           120,421
-------------------------------------------------------------------------------------------------------------

Interest expense:
     Customer accounts                                              32,466           33,623            32,555
     FHLB advances                                                  27,204           24,365            22,775
     Other borrowings                                               27,429           25,151            21,329
-------------------------------------------------------------------------------------------------------------

Total interest expense                                              87,099           83,139            76,659
-------------------------------------------------------------------------------------------------------------

Net interest income                                                 59,568           54,179            43,762
Provision for loan losses                                            3,080            5,310             4,000
-------------------------------------------------------------------------------------------------------------

Net interest income after provision for loan losses                 56,488           48,869            39,762
-------------------------------------------------------------------------------------------------------------

Noninterest income:
     Retail fees and charges                                         3,284            1,832             1,551
     Mortgage banking operations                                    11,312           12,236             4,420
     Net gain (loss) on:
        Sales of securities available for sale                       1,931              (58)              255
        Other real estate activities                                    99              835                99
     Rental income                                                     609              605               583
     Other                                                             856              256               361
-------------------------------------------------------------------------------------------------------------

Total noninterest income                                       $    18,091           15,706             7,269
-------------------------------------------------------------------------------------------------------------

Noninterest expense:
     Compensation and employee benefits                        $    23,497           21,501            13,892
     Advertising                                                     1,395            1,889             1,939
     Data processing                                                 1,813            1,814             1,538
     Federal insurance premiums                                        513            6,236             1,549
     Amortization of goodwill and other intangible assets            1,396            4,619             1,412
     Net occupancy costs                                             6,234            6,178             4,211
     Professional fees                                               1,301              891               693
     Minority interest in expense of subsidiaries                    4,688              274                --
     Other                                                           6,470            5,458             3,905
-------------------------------------------------------------------------------------------------------------

Total noninterest expense                                           47,307           48,860            29,139
-------------------------------------------------------------------------------------------------------------

Income before income taxes                                          27,272           15,715            17,892
Income taxes                                                        10,724            1,905             6,272
-------------------------------------------------------------------------------------------------------------

Net income                                                     $    16,548           13,810            11,620
-------------------------------------------------------------------------------------------------------------

Basic earnings per share                                       $      1.51             1.24              0.94
-------------------------------------------------------------------------------------------------------------

Diluted earnings per share                                     $      1.43             1.20              0.92
-------------------------------------------------------------------------------------------------------------

Weighted average number of shares -- basic                      10,925,662       11,096,383        12,375,689
-------------------------------------------------------------------------------------------------------------

Weighted average number of shares -- diluted                    11,534,608       11,504,405        12,628,686
-------------------------------------------------------------------------------------------------------------

See accompanying notes to combined financial statements.

ML BANCORP, INC.

Consolidated Statements of Changes in Stockholders' Equity

Eleven-month period ended February 27, 1998 and years ended
March 31, 1997, 1996, and 1995

(In thousands)

-----------------------------------------------------------------------------------------------------------------
                                                                                       Common stock
                                                                       Additional      acquired by
                                                           Common       paid-in       stock benefit      Treasury
                                                           stock        capital           plans           stock
-----------------------------------------------------------------------------------------------------------------
Balance at March 31, 1995                                   $73         95,541          (10,632)          (5,648)
-----------------------------------------------------------------------------------------------------------------

ESOP stock committed to be released                          --             --              915               --
Excess of fair value above cost of stock benefit plans       --            436               --               --
RRP stock amortization                                       --             --              829               --
Net unrealized gain on securities available for sale         --             --               --               --
Exercise of stock options                                    --             --               --              152
Purchase of treasury stock                                   --             --               --          (15,035)
Dividends paid ($0.26 per share)                             --             --               --               --
Net income                                                   --             --               --               --
-----------------------------------------------------------------------------------------------------------------

Balance at March 31, 1996                                    73         95,977           (8,883)         (20,531)
-----------------------------------------------------------------------------------------------------------------

ESOP stock committed to be released                          --             --              930               --
Excess of fair value above cost of stock benefit plans       --          1,260               --               --
RRP stock amortization                                       --             --              622               --
Net unrealized gain on securities available for sale         --             --               --               --
Exercise of stock options                                    --             --               --                6
Purchase of treasury stock                                   --             --               --          (16,622)
Dividends paid ($0.38 per share)                             --             --               --               --
Net income                                                   --             --               --               --
-----------------------------------------------------------------------------------------------------------------

Balance at March 31, 1997                                    73         97,237           (7,336)         (37,147)
-----------------------------------------------------------------------------------------------------------------

ESOP stock committed to be released (1)                      --             --              844               --
Excess of fair value above cost of stock benefit plans       --          2,296               --               --
RRP stock amortization (1)                                   --             --              475               --
Net unrealized gain on securities available for sale         --             --               --               --
Exercise of stock options                                    --            837               --            4,368
Issuance of treasury stock (1)                               --         17,423               --           17,306
Dividends paid ($0.32 per share)                             --             --               --               --
Net income                                                   --             --               --               --
-----------------------------------------------------------------------------------------------------------------

Balance at February 27, 1998                                $73        117,793           (6,017)         (15,473)
-----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                                                               Unrealized gain
                                                             (loss) on securities                    Total
                                                              available for sale     Retained     stockholders'
                                                                net of taxes         earnings       equity
---------------------------------------------------------------------------------------------------------------
Balance at March 31, 1995                                          (3,200)            65,166        141,300
---------------------------------------------------------------------------------------------------------------

ESOP stock committed to be released                                    --                 --            915
Excess of fair value above cost of stock benefit plans                 --                 --            436
RRP stock amortization                                                 --                 --            829
Net unrealized gain on securities available for sale                3,320                 --          3,320
Exercise of stock options                                              --                 (6)           146
Purchase of treasury stock                                             --                 --        (15,035)
Dividends paid ($0.26 per share)                                       --             (3,194)        (3,194)
Net income                                                             --             11,620         11,620
---------------------------------------------------------------------------------------------------------------

Balance at March 31, 1996                                             120             73,586        140,337
---------------------------------------------------------------------------------------------------------------

ESOP stock committed to be released                                    --                 --            930
Excess of fair value above cost of stock benefit plans                 --                 --          1,260
RRP stock amortization                                                 --                 --            622
Net unrealized gain on securities available for sale                 (523)                --           (523)
Exercise of stock options                                              --                 --              6
Purchase of treasury stock                                             --                 --        (16,622)
Dividends paid ($0.38 per share)                                       --             (4,116)        (4,116)
Net income                                                             --             13,810         13,810
---------------------------------------------------------------------------------------------------------------

Balance at March 31, 1997                                            (403)            83,280        135,704
---------------------------------------------------------------------------------------------------------------

ESOP stock committed to be released (1)                                --                 --            844
Excess of fair value above cost of stock benefit plans                 --                 --          2,296
RRP stock amortization (1)                                             --                 --            475
Net unrealized gain on securities available for sale                8,237                 --          8,237
Exercise of stock options                                              --                 --          5,205
Issuance of treasury stock (1)                                         --                 --         34,729
Dividends paid ($0.32 per share)                                       --             (3,334)        (3,334)
Net income                                                             --             16,548         16,548
---------------------------------------------------------------------------------------------------------------

Balance at February 27, 1998                                        7,834             96,494        200,704
---------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

ML BANCORP, INC.

Consolidated Statements of Cash Flows

Eleven-month period ended February 27, 1998 and years ended
March 31, 1997 and 1996

(In thousands)

----------------------------------------------------------------------------------------------------------------
                                                                      Eleven-month
                                                                      period ended
                                                                      February 27,         Year ended March 31,
                                                                      ------------       -----------------------
                                                                          1998            1997             1996
----------------------------------------------------------------------------------------------------------------
Net cash flows from operating activities:
     Net income                                                        $  16,548          13,810          11,620
     Adjustments to reconcile net income to net cash
        provided (used) by operating activities:
            Amortization of:
                Goodwill                                                   1,394           4,619           1,412
                Deferred loan origination fees                            (1,799)         (2,083)         (2,345)
                Premiums and discounts                                     5,735           3,155           1,063
                Mortgage servicing rights                                  9,695           7,985           3,703
                Common stock acquired by stock benefit plans               3,615           2,818           2,326
            Provision for loan losses                                      3,080           5,310           4,000
            Net (gain) loss on sale of assets available for sale:
                Securities                                                (1,931)             58            (255)
                Loans                                                     (6,094)         (7,289)         (2,129)
            Net (gain) loss on other real estate activities                  (99)           (835)            (99)
            Depreciation                                                   2,880           2,980           2,156
            Increase/decrease in:
                Loans available for sale                                (176,740)         (2,386)        (67,637)
                Accrued income receivable                                 (2,340)           (506)         (1,401)
                Deferred federal income taxes                             (4,177)         (3,328)         (1,540)
                Other assets                                              (4,834)         (4,871)         (1,717)
                Other liabilities                                         12,942          (5,211)         (6,942)
----------------------------------------------------------------------------------------------------------------

     Total adjustments                                                  (158,673)            416         (69,405)
----------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities                     (142,125)         14,226         (57,785)
----------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
     Net increase in loans receivable                                    (85,594)        (43,190)       (144,510)
     Proceeds from sale of:
        FHLB stock                                                         8,270          14,843          12,907
        Securities available for sale                                     25,631         141,433         100,801
     Proceeds from maturities or repayments of:
        Mortgage-related securities                                           --          56,811          56,735
        Securities available for sale                                    151,695         107,250          87,333
        Investments                                                        5,000           6,041          30,000
     Purchases of:
        Mortgage-related securities                                       54,958         (39,754)        (49,834)
        Securities available for sale                                   (305,849)       (379,895)       (183,458)
        Investments                                                      (42,656)        (28,009)        (21,681)
     Mortgage servicing rights
        Purchases                                                        (10,405)        (32,780)        (11,985)
        Originations                                                      (4,259)         (3,061)           (760)
     Net decrease (increase) in other real estate owned                       42             153             972
     Proceeds from other real estate activities                              579           2,612             330
     Excess of liabilities assumed over assets acquired                   (8,552)         (3,871)         (3,148)
     Purchases of premises and equipment                                  (3,908)         (5,625)         (2,828)
----------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                   (215,048)       (207,042)       (129,126)
----------------------------------------------------------------------------------------------------------------

                                                                     (Continued)

ML BANCORP, INC.

Consolidated Statements of Cash Flows

Eleven-month period ended February 27, 1998 and years ended
March 31, 1997 and 1996

(In thousands)

----------------------------------------------------------------------------------------------------------------------------
                                                                                 Eleven-month
                                                                                 period ended
                                                                                 February 27,         Year ended March 31,
                                                                                 ------------      -------------------------
                                                                                     1998             1997            1996
----------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
     Net increase in customer accounts                                             $ 149,997          12,341         137,010
     Proceeds from customer accounts purchased                                            --              --          28,925
     Dividends paid                                                                   (3,334)         (4,116)         (3,194)
     Proceeds from securities sold under agreements to repurchase                    258,227         170,575         202,414
     Payments of securities sold under agreements to repurchase                     (179,093)        (86,483)       (215,524)
     Proceeds from FHLB advances                                                     119,823         138,405         166,165
     Payments of FHLB advances                                                       (10,750)        (77,000)       (110,080)
     Net decrease in advance payments by borrowers for taxes and insurance            (1,185)            137            (454)
     Net proceeds from issuance of capital securities                                     --          50,000              --
     Net proceeds from issuance of common stock                                           --              --              --
     Common stock acquired by stock benefit plans, net                                    --              --              --
     Issuance (purchase) of treasury stock                                            34,729         (16,622)        (15,035)
     Exercise of stock options                                                         2,948              --             --
----------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                            371,362         187,237         190,227
----------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                                  14,189          (5,579)          3,316

Cash and cash equivalents:
     Beginning of period                                                              17,744          23,323          20,007
----------------------------------------------------------------------------------------------------------------------------

     End of period                                                                 $  31,933          17,744          23,323
----------------------------------------------------------------------------------------------------------------------------

Supplemental disclosure:
     Cash payments for interest                                                    $  80,494          82,824          75,120
     Cash payment (refunds) for income taxes                                          14,991           5,310          14,498
     Transfer of loans receivable into other real estate owned                           943           1,219           1,077
     Net cash paid for companies acquired                                              3,418            --             3,200
     Transfer of mortgage-related securities to securities available for sale           --              --            56,828
     Net unrealized (loss) gain on securities available for sale                      11,616          (1,291)          5,576
     Tax effect on unrealized (loss) gain on securities available for sale             3,379            (768)          2,256
     Tax effect of exercise of stock options                                           2,257            --                --
----------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements

ML BANCORP, INC.

Notes to Consolidated Financial Statements

February 27, 1998 and March 31, 1997 and 1996

--------------------------------------------------------------------------------

 (1) Merger of ML Bancorp, Inc.

     On February 28, 1998, Sovereign Bancorp, Inc. acquired ML Bancorp, Inc. wherein shareholders of ML Bancorp, Inc. received 1.62 shares of Sovereign common stock for each share of ML Bancorp, Inc. common stock (1.944 shares after adjustment for stock splits and dividends). The accompanying financial statements do not reflect this transaction, nor any other transaction which occurred with the merger.


 (2) Summary of Significant Accounting Policies

     Conversion to Capital Stock Form of Ownership. On August 11, 1994, Main Line Bank (the "Bank") converted from a federally chartered mutual savings bank to a federally chartered stock savings bank with the concurrent formation of ML Bancorp, Inc. (the "Bancorp"), a unitary savings and loan holding company (the "Conversion") and issued 7,273,800 shares of its common stock (currently 14,547,600 shares based upon the two-for-one stock split in September, 1996) in a public offering which resulted in proceeds to Bancorp of $95.6 million, net of $2.6 million of costs associated with the Conversion.

     Business. The Bancorp's principal subsidiary, Main Line Bank, conducts business from its bank branch system located in Bucks, Chester, Delaware and Montgomery Counties, Pennsylvania, and its loan production offices in Delaware, Florida, New Jersey and Pennsylvania. The Bank is subject to competition from other financial institutions and other companies which provide financial services. The Bank and Bancorp are subject to the regulations of certain federal agencies and undergo periodic examinations by those regulatory authorities.

     Principles of Consolidation. The consolidated financial statements include the accounts of the Bancorp, the Bank and the wholly owned subsidiaries (collectively referred to as the "Company"). All significant inter-company transactions have been eliminated in consolidation. Additionally, certain reclassifications have been made in order to conform with the current year's presentation. The accompanying consolidated financial statements have been prepared on an accrual basis.

     Basis of Financial Statement Presentation. The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of other real estate owned, and the valuation of deferred tax assets as well as the effect of prepayments on mortgage servicing rights and premiums and discounts associated with investments and mortgage-related securities. Management believes that these estimates are adequate. Various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, valuation of other real estate owned and other accounting estimates.

     Cash. For purposes of the statement of cash flows, cash and cash equivalents include cash and interest-bearing deposits in other depository institutions.

     Assets Available for Sale. Included in assets available for sale are any investments, loans, debt, and/or mortgage-related securities which the Company believes may be involved in interest rate risk, liquidity, or other asset/liability management decisions which might reasonably result in such assets not being held until maturity. Assets available for sale are carried at fair value with net unrealized gains and losses included, net of income taxes, in stockholders' equity.

     Loans available for sale are accounted for at the lower of cost or market which is determined on an aggregate basis, with depreciation, if any, recorded in the statement of operations. Realized gains and losses on assets available for sale are computed using the specific identification method.

     Investments and Mortgage-Related Securities. Investments and mortgage-related securities, including equity securities which are not readily marketable, are stated at cost, adjusted for the amortization of premiums and the accretion of discounts using a method which approximates level yield, because management has the ability and the intent to hold such securities until maturity. The Company is required to maintain stock in the Federal Home Loan Bank of Pittsburgh ("FHLB") in an amount of 5% of total borrowings from the FHLB. Such stock is carried by the Company at cost.

     Loans Receivable. Loans held to maturity are stated at the amount of the unpaid principal balance net of loan origination fees and certain direct origination costs. These fees and costs are deferred and amortized over the contractual life of the related loans using a level yield method. Interest on loans is credited to income as it is earned. Generally, interest income is not accrued for loans delinquent 90 days or greater. Payments received on nonaccrual and impaired loan are generally applied to the outstanding principal balance. The Bank considers a loan to be impaired when, based on current information and events, it is probable that they will be unable to collect scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Large groups of smaller-balance, homogeneous loans such as residential mortgage and consumer loans are collectively evaluated for impairment and are not included in the impaired loans category. The Company generally does not recognize interest on impaired loans.


                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     Allowance for Possible Loan Losses. The allowance for possible loan losses is maintained at a level that management considers adequate to provide for potential losses based upon an evaluation of known and inherent risks in the loan portfolio. Management believes that the allowance for possible loan losses is adequate. Management's periodic evaluation is based upon analysis of the portfolio, past loss experience, current economic conditions, and other relevant factors. While management uses the best information available to make such evaluations, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, various regulatory agencies as an integral part of their examination process, periodically review the allowance for possible loan losses. Such agencies may require the Company to recognize additions to the allowance for possible loan losses based on their judgments of information which is available to them at the time of their examination.

     Other Real Estate Owned, Net. Real estate acquired through foreclosure is classified as other real estate owned and is carried at the lower of cost or fair value, less estimated selling costs. Fair value is generally determined through the use of independent appraisals. In certain cases, internal cash flow analyses are used as the basis for fair value, if such amounts are lower than the appraised values.

     Premises and Equipment. Premises and equipment are carried at cost. Depreciation and amortization are generally computed on the straight-line method over their useful lives (30 years for buildings and 3 to 10 years for furniture and equipment).

     Mortgage Servicing Rights. Mortgage servicing rights represent the carrying value of the rights to service mortgage loans for others. The mortgage servicing rights are amortized against loan servicing fee income on an accelerated basis in proportion to, and over the period of, estimated net future loan servicing fee income, which periods initially do not exceed eight years.

     Servicing fee income is recognized when the related loan payments are collected. Management evaluates the remaining balances of mortgage servicing rights to determine if the fair value of the disaggregated servicing rights indicate that the carrying value is not considered recoverable. Assumptions utilized in the evaluations are based on current prepayment and investor rates of return provided by an independent investment advisor.

     Impairment of mortgage servicing rights is assessed quarterly based upon a fair market valuation of those rights using discounted cash flows based on current market interest rates. For purposes of measuring impairment, the rights are stratified based upon the predominant risk characteristics of the underlying loans relying primarily on interest rate bands or pools. The impairment recognized is the amount by which the mortgage servicing rights exceed the fair value for each individual band.

     Goodwill. Goodwill, which represents the excess cost over fair value of assets acquired and liabilities assumed, is being amortized to expense using the straight-line method over periods not exceeding 15 years.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     Income Taxes. Deferred tax assets and liabilities are recognized for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as operating loss and tax credit carryforwards. Deferred tax assets are recognized for future deductible temporary differences and tax loss and credit carryforwards if their realization is "more likely than not." Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     Earnings Per Share. All share and per share data have been adjusted to reflect the Company two-for-one stock split that was paid on September 6, 1996.


 (3) Assets Available for Sale

     Assets available for sale at February 27, 1998 and March 31, 1997, consisted of the following (in thousands):

                                       Eleven-month period ended February 27, 1998            Year ended March 31, 1997
                                      --------------------------------------------- ------------------------------------------
                                                   Gross      Gross     Carrying              Gross       Gross     Carrying
                                                unrealized  unrealized   (fair)             unrealized  unrealized   (fair)
Securities                              Cost       gains     (losses)    value     Cost       gains      (losses)     value
------------------------------------------------------------------------------------------------------------------------------
Mortgage-related, debt and equity
   securities:
      Mortgage-related securities:
         FHLMC                       $ 313,938     3,177       (318)     316,797  304,638         --       (933)    303,705
         FNMA                          145,805     1,592       (213)     147,184   79,725        729         --      80,454
         GNMA                          186,447     1,084       (554)     186,977  131,580         --       (983)    130,597
         Privately-issued               14,295         9        (58)      14,246   21,250         --        (65)     21,185
      Debt securities:
         Asset Management
             Funds for Financial
             Institutions, Inc.         13,847        --       (298)      13,549   13,030         --       (660)     12,370
         U.S. government
             agency debentures          31,238       406        (20)      31,624   23,890         --       (360)     23,530
         Equity securities               1,714     1,340         --        3,054   18,817      1,193         --      20,010
         Trust preferred securities     19,026     4,391         --       23,417    5,974         --         --       5,974
------------------------------------------------------------------------------------------------------------------------------

                                      $726,310    11,999     (1,461)    736,848   598,904      1,922     (3,001)    597,825
------------------------------------------------------------------------------------------------------------------------------

                                      Eleven-month period
                                    ended February 27, 1998                     Year ended March 31, 1997
                            ---------------------------------------  --------------------------------------------
                                         Gross      Gross                        Gross        Gross
                            Carrying  unrealized  unrealized   Fair  Carrying  unrealized   unrealized    Fair
Loans                        value       gains     (losses)   value    value      gains      (losses)    value
-----------------------------------------------------------------------------------------------------------------
   Loans receivable:
      Residential           $ 273,198      --         --     273,198  93,103        --           --     93,103
      Consumer-education       14,344      --         --      14,344  11,605        --           --     11,605
-----------------------------------------------------------------------------------------------------------------
                           $  287,542      --         --     287,542 104,708        --           --    104,708
-----------------------------------------------------------------------------------------------------------------

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     The amortized cost and estimated market value of investment securities at February 27, 1998 by contractual maturity, are shown below.

                                                                              Estimated
                                                              Amortized         market
                                                                 cost            value
---------------------------------------------------------------------------------------
Available for sale
     Due in one year or less                                   $     --              --
     Due after one year through five years                       34,459          32,394
     Due after five years through ten years                       4,299           4,296
     Due after ten years                                        654,741         660,498
     No stated maturity                                          34,811          39,660
---------------------------------------------------------------------------------------

Total available for sale                                       $728,310         736,848
---------------------------------------------------------------------------------------


     Expected maturities may differ from contractual maturities because borrowers generally have the right to call or prepay obligations without prepayment penalties.

     Proceeds from sales of assets available for sale during the eleven-month period ended February 27, 1998, were $25.6 million. Gross gains of $2.0 million and gross losses of $16 thousand were realized on those sales.

     Proceeds from sales of assets available for sale during the year ended March 31, 1997, were $682.3 million. Gross gains of $35.5 million and gross losses of $28.2 million were realized on those sales.

     Proceeds from sales of assets available for sale during the year ended March 31, 1996 were $719.4 million. Gross gains of $6.3 million and gross losses of $4.8 million were realized on those sales.

     As of February 27, 1998, the U.S. government agency debt securities have scheduled maturities of $20.0 million due after one year but within five years and none due after five years but within ten years.

     Accrued interest receivable on assets available for sale was $5.6 million and $4.9 million at February 27, 1998 and March 31, 1997, respectively.


                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------
 (4) Investments

     Investments at February 27, 1998 and March 31, 1997, consisted of the following (in thousands):

                                       February 27, 1998                                    March 31, 1997
                     -----------------------------------------------      ----------------------------------------------
                                      Gross        Gross                                Gross          Gross
                     Carrying       unrealized  unrealized    Market      Carrying    unrealized    unrealized    Market
                       value          gains       losses       value        value       gains         losses       value
------------------------------------------------------------------------------------------------------------------------
Equity securities:
  Federal Home        $
    Loan Bank
    stock              32,453         --           --         32,453       21,878         --             --       21,878
Other                     515         --           --            515          258         --             --          258

Debt securities:
  U.S. government
    agency notes       27,356           79          416       27,019        9,935         --            341        9,594
------------------------------------------------------------------------------------------------------------------------

                      $60,324           79          416       59,987       32,071         --            341       31,730
------------------------------------------------------------------------------------------------------------------------

     Proceeds from the sales of investment securities during the year eleven-month period ended February 27, 1998 and the years ended March 31, 1997 and 1996, were $8.2 million, $14.8 million and $12.9 million, respectively. Such proceeds resulted from mandatory redemption of FHLB stock. No gains or losses were realized on those sales.

     The FHLB maintains a blanket lien on investment securities as collateral for borrowings from the FHLB.

     Accrued interest receivable on investment securities was $327,775 and $174,000 at February 27, 1998, and March 31, 1997 and 1996, respectively.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

 (5) Mortgage-Related Securities

     Mortgage-related securities at February 27, 1998 and March 31, 1997 and 1996, consisted of the following (in thousands):


                                                February 27, 1998                                 March 31, 1997
                                 --------------------------------------------    --------------------------------------------
                                                Gross       Gross                                Gross      Gross
                                 Carrying    unrealized  unrealized   Market     Carrying     unrealized  unrealized  Market
                                   value        gains      losses      value       value         gains     losses      value
-----------------------------------------------------------------------------------------------------------------------------
Mortgage-backed
    securities:
    Federal Home
      Loan Mortgage
      Corporation (FHLMC)        $105,214       1,171         370     106,015     125,205        --         2,015     123,190

    Federal National Mortgage
      Association (FNMA)          103,787       1,507         350     104,944     124,433        --         1,513     122,920

    Government National
      Mortgage Association
      (GNMA)                        6,041         230        --         6,271       7,130         142        --         7,272

    Privately issued               14,044          97          14      14,127      19,740        --            79      19,661

    Collateralized mortgage
      obligations                  99,694          66         563      99,197     108,785        --         1,782     107,003
-----------------------------------------------------------------------------------------------------------------------------

                                 $328,780       3,071       1,297     330,554     385,293         142       5,389     380,046
-----------------------------------------------------------------------------------------------------------------------------

     There were no sales of mortgage-related securities during the eleven-month period ended February 27, 1998 and the years ended March 31, 1997 and 1996.

     Certain mortgage-related securities are pledged to secure financing as described in notes 9 and 10. Privately issued mortgage-backed securities are rated AA or better by bond rating agencies. The loans which collateralize the mortgage-related securities are geographically disbursed throughout the United States.

     Collateralized mortgage obligations and mortgage-backed securities totaling $95.4 million and $70 million were pledged as additional collateral for municipal jumbo certificate deposits at February 27, 1998 and March 31, 1997, respectively.

     Accrued interest receivable on mortgage-related securities was $2.3 million and $2.7 million at February 27,1998 and March 31, 1997, respectively.


                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------


     The amortized cost and estimated market value of investment securities at February 27, 1998 by contractual maturity, are shown below.

                                                                       Estimated
                                                    Amortized            market
                                                       cost              value
-------------------------------------------------------------------------------

Held to maturity:
     Due in one year or less                         $     --                --
     Due after one year through five years                 --                --
     Due after five years through ten years            62,573            62,143
     Due after ten years                              293,563           295,430
     No stated maturity                                32,968            32,968
-------------------------------------------------------------------------------

Total held to maturity                               $389,104           390,541
-------------------------------------------------------------------------------

     The above assets represent values reflected in notes 4 and 5.

     Expected maturities may differ from contractual maturities because borrowers generally have the right to call or prepay obligations without prepayment penalties.


                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

 (6) Loans Receivable

     Loans receivable at February 27, 1998 and March 31, 1997, consisted of the following (in thousands):

                                                     February 27,      March 31,
                                                         1998            1997
--------------------------------------------------------------------------------

Real estate loans:
      One- to four-family                            $274,948          310,456
      Construction and land:
          Residential                                 100,737           90,618
          Commercial                                   54,078           38,913
      Commercial real estate                          149,095          130,017
      Multi-family                                     16,008           12,411
--------------------------------------------------------------------------------

Total real estate loans                               594,866          582,415
--------------------------------------------------------------------------------

Other loans:
      Consumer:
          Home equity and equity lines of credit      156,427          131,699
          Other                                        12,240           10,990
      Commercial                                      146,901           84,034
--------------------------------------------------------------------------------

Total other loans                                     315,568          226,723
--------------------------------------------------------------------------------

Loans receivable, gross                               910,434          809,138
--------------------------------------------------------------------------------

Loans in process (construction loans)                 (72,504)         (59,916)
Deferred loan fees                                     (4,655)          (3,954)
Allowance for loan losses                             (19,370)         (14,733)
--------------------------------------------------------------------------------

Loans receivable, net                                $813,905          730,535
--------------------------------------------------------------------------------

     Included in loans receivable are loans past due 90 days or more in the amounts of $7.3 million, $9.4 million, $8.4 million at February 27, 1998, and March 31, 1997 and 1996, respectively, that are not accruing interest. Interest income that would have been recognized on these nonaccrual loans had they been current in accordance with their original terms is $696,900, $583,000, and $1.1 million, respectively. Interest income that was recognized on these nonaccrual loans was $132,000, and $96,000, at March 31, 1997 and 1996, respectively. There was no interest income recognized on these nonaccrual loans at February 27, 1998.

     The Company is principally a local lender and, therefore, has a significant concentration of loans to borrowers who reside in and/or which are collateralized by real estate located in the suburban Philadelphia area. In addition, the Company has a concentration of residential and commercial construction real estate loans to 6 local real estate developers totaling approximately $37 million in additional commitments outstanding and approximately $47.1 million in outstanding balances at February 27, 1998 and March 31, 1997.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     Activity in the allowance for loan losses for the eleven-month period ended February 27, 1998 and the years ended March 31, 1997 and 1996 consisted of the following (in thousands):

                                               Eleven-month
                                               period ended        Year ended March 31,
                                               February 27,       ---------------------
                                                   1998            1997          1996
---------------------------------------------------------------------------------------
Balance, beginning of year                        $14,733         13,124         9,111
Provision for loan losses                           3,080          5,310         4,000
Charge-offs                                          (650)        (3,791)       (1,188)
Recoveries                                            884             90           181
Allowance acquired                                  1,323             --         1,020
---------------------------------------------------------------------------------------

Balance, end of year                              $19,370         14,733        13,124
---------------------------------------------------------------------------------------


     As of February 27, 1998 and March 31, 1997 and 1996, the recorded investment in the loans for which impairment has been recognized is $1.8 million, $3.3 million, and $3.7 million, respectively. The average investment in such impaired loans was $2.5 million, $4.6 million and $4.2 million for the eleven-month period ended February 27, 1998 and the years ended March 31, 1997 and 1996, respectively. As of February 27, 1998, there was a $752,700 ($500,000 specific) allowance for loan losses pertaining to impaired loans. During the years ended March 31, 1997 and 1996, there was no allowance for loan losses pertaining to these impaired loans because the Company provided and charged-off $312,000 and $346,000 of such loans.

     An analysis of the activity of loans to directors and officers follows (in thousands):

                                                              Eleven-month
                                                              period ended      Year ended
                                                              February 27,       March 31,
                                                                  1998             1997
------------------------------------------------------------------------------------------
Balance, beginning of year                                        $504              674
      Increase (decrease) due to change in qualifying officers      --             (117)
      New loans and line of credit advances                        165               97
      Repayments                                                  (100)            (150)
------------------------------------------------------------------------------------------

Balance, end of year                                              $569              504
------------------------------------------------------------------------------------------

     Accrued interest receivable on loans receivable was $6.7 million and $4.6 million at February 27, 1998, and March 31, 1997, respectively.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

 (7) Mortgage Servicing Activities

     A summary of mortgage servicing rights activity follows (in thousands):


                                       Eleven-month
                                       period ended        Year ended March 31,
                                       February 27,       ----------------------
                                           1998            1997           1996
--------------------------------------------------------------------------------

Balance, beginning of year               $49,721          21,865         12,823
Purchases                                 10,405          32,780         11,985
Originated servicing rights                4,259           3,061            760
Amortization                              (9,695)         (7,985)        (3,703)
--------------------------------------------------------------------------------
Balance, end of year                     $54,690          49,721         21,865
--------------------------------------------------------------------------------

     During the eleven-month period ended February 27, 1998 and the years ended March 31, 1997 and 1996 the Company purchased the servicing rights of whole loans with balances of $625.2 million, $2.2 billion, and $858.4 million, respectively.

     Activity in the valuation allowance for mortgage servicing rights for the eleven-month period ended February 27, 1998, and the years ended March 31, 1997 and 1996, consisted of the following (in thousands):

                                       Eleven-month
                                       period ended        Year ended March 31,
                                       February 27,       ----------------------
                                           1998            1997            1996
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Balance, beginning of year               $2,200            1,200            330
Provision for mortgage
     servicing rights in excess
     of fair value                        1,095            1,000            870
--------------------------------------------------------------------------------

Balance, end of year                     $3,295            2,200          1,200
--------------------------------------------------------------------------------

     The Company services real estate loans for investors which are not included in the consolidated financial statements. The total amount of such loans serviced for others was approximately $4.6 billion, $4.4 billion, and $2.4 billion at February 27, 1998, and March 31, 1997 and 1996, respectively.

     The Company is required to remit to investors the monthly principal collected and scheduled interest payments on most mortgages, including those for which no interest payments have been received due to delinquency. As of February 27, 1998 and March 31, 1997, approximately $55,224 and $469,800, respectively, had been advanced on delinquent serviced loans. Substantially all of these loans were sold without recourse and are guaranteed by FHLMC or FNMA.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

 (8) Customer Accounts

     The major types of customer accounts by weighted interest rates, amounts, and the percentages of such types to total customer accounts are as follows (dollars in thousands):

                                February 27, 1998                      March 31, 1997
                        ---------------------------------   ----------------------------------
                        Weighted                              Weighted
                        interest                     % of     interest                 % of
                          rate       Amount         total       rate       Amount      total
----------------------------------------------------------------------------------------------
Noninterest-bearing
   accounts               0.00%    $  190,540       18.62%      0.00%     $118,836      13.61%
Money market and
   NOW accounts           2.20        179,611       17.55       2.46       156,325      17.90
Passbook and statement
   savings accounts       2.08         93,933        9.18       2.14        88,574      10.14
----------------------------------------------------------------------------------------------

                          1.27        464,084       45.35       1.58       363,735      41.65
Certificates of deposit   5.53        502,646       49.12       5.61       469,073      53.71
Repurchase agreements
   with customers         3.42         56,624        5.53       4.59        40,549       4.64
----------------------------------------------------------------------------------------------

                          3.48%    $1,023,354       100.0%      3.88%     $873,357      100.0%
----------------------------------------------------------------------------------------------

     A summary of certificates by maturity is as follows (in thousands):

                                                   February 27,       March 31,
                                                       1998             1997
-------------------------------------------------------------------------------

Within one year                                      $348,320         337,081
One to two years                                      131,345          53,453
Two to three years                                     13,645          42,778
Three to four years                                     7,358          18,817
Four to five years                                        707          13,433
Thereafter                                              1,271           3,511
-------------------------------------------------------------------------------

                                                     $502,646         469,073
-------------------------------------------------------------------------------

     Interest expense on customer accounts is as follows (in thousands):

                                            Eleven-month
                                            period ended        Year ended March 31,
                                            February 27,       ----------------------
                                               1998              1997           1996
-------------------------------------------------------------------------------------
Money market deposits and NOW accounts        $ 3,588            3,861          3,548
Passbook and statement savings accounts         1,782            1,874          1,933
Certificate accounts                           25,324           26,327         26,304
Repurchase agreements with customers            1,772            1,561            770
-------------------------------------------------------------------------------------

Total interest expense                        $32,466           33,623         32,555
-------------------------------------------------------------------------------------

     Included in customer accounts as of February 27, 1998 and March 31, 1997 are accounts greater than $100,000 of approximately $127.2 million and $175.4 million, respectively.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

 (9) Advances from Federal Home Loan Bank

     Under the terms of its collateral agreement with the FHLB, the Company maintains otherwise unencumbered qualifying assets in an amount at least as much as its advances from the FHLB. The Company's FHLB stock is also pledged to secure these advances. At February 27, 1998 and March 31, 1997, such advances mature as follows (dollars in thousands):

                                               Eleven-month
                               Weighted        period ended       Weighted        Year ended
                               average         February 27,        average         March 31,
Due by February 27,          interest rate        1998          interest rate        1997
--------------------------------------------------------------------------------------------
1998                              -- %          $     --             6.15%         $247,918
1999                             5.85            289,741             6.08            27,750
2000                             5.83             30,000             5.81            27,000
2001                               --                 --               --                --
2002                             5.67            112,000             5.68           110,000
Thereafter                       6.05            114,750             7.45            24,750
--------------------------------------------------------------------------------------------

                                 5.85%          $546,491             6.08%         $437,418
--------------------------------------------------------------------------------------------

     The Company has entered into a warehouse loan participation program for residential mortgage loan originations. The available line of credit from this program totaled $132 million at February 27, 1998, of which $75 million and $31.8 million were outstanding at February 27, 1998 and March 31, 1997, respectively. The rate paid is determined by a daily variable advance rate in effect at the FHLB and was 6.02% at February 27, 1998.


                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

(10) Securities Sold Under Agreements to Repurchase

     The Company entered into sales of securities under agreements to repurchase (the Agreements), which are treated as financings. Information relating to the Agreements as of February 27, 1998 and March 31, 1997, is summarized as follows (dollars in thousands):

                                                           February 27, 1998
                                    -------------------------------------------------------------
                                         Loan           Asset       Asset               Weighted
                                       maturity       carrying      market      Loan     average
Asset                                    date           value       value      amount   loan rate
-------------------------------------------------------------------------------------------------
FNMA and FHLMC certificates         Within 30 days    $184,863     187,187    187,767     5.57%
FNMA and FHLMC certificates         From 31-90 days     31,047      31,200     38,721     5.75
FNMA, FHLMC and GNMA certificates   Over 90 days       369,240     373,147    308,931     5.80
-------------------------------------------------------------------------------------------------

                                                      $585,150     591,534    535,419     5.71%
-------------------------------------------------------------------------------------------------

                                                            March 31, 1997
                                    -------------------------------------------------------------
                                         Loan           Asset       Asset               Weighted
                                       maturity       carrying      market      Loan     average
Asset                                    date           value       value      amount   loan rate
-------------------------------------------------------------------------------------------------
FNMA and FHLMC certificates         Within 30 days    $192,867     193,623    182,192     5.43%
FNMA and FHLMC certificates         From 31-90 days     48,964      49,272     40,000     6.25
FNMA, FHLMC and GNMA certifices     Over 90 days       263,066     263,325    234,093     5.63
-------------------------------------------------------------------------------------------------

                                                      $504,897     506,220    456,285     5.60%
-------------------------------------------------------------------------------------------------

     The maximum amount outstanding at any month end of the Agreements during the eleven-months ended February 27, 1998 and the year ended March 31, 1997 was $561.3 million and $516.6 million, respectively. The average amount of outstanding Agreements during these same periods was $525.4 million and $444.8 million, respectively.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

(11) Fair Value of Financial Instruments

     Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments whether or not recognized on the balance sheet, for which it is practicable to estimate that value. The fair values may not represent actual values of the financial instruments that could have been realized as of year end or that will be realized in the future.

     Cash and Cash Equivalents. For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

     Investments and Mortgage-related Securities and Assets Available for Sale. The fair value of investments and mortgage-related securities is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The carrying amounts of stocks with no stated maturity approximate fair value because shares may be redeemed at par. The fair value of loans available for sale is estimated based on forward commitments to sell.

     Loans Receivable. The fair value of performing loans receivable is estimated by discounting future cash flows using rates as of February 27, 1998 and March 31, 1997 for which similar loans would be made to borrowers with similar credit history and maturities.

     The fair value for non-performing loans was derived through a discounted cash flow analysis, which includes the opportunity costs of carrying a nonperforming asset. Estimated discount rates were based on the probability of loss and the expected time to recovery. Loans with a higher probability of loss were assigned higher risk premiums and were discounted over longer periods of time, resulting in lower values.

     Mortgage Servicing Rights. The fair value of capitalized excess servicing fees, originated mortgage servicing rights, and purchased mortgage servicing rights are estimated by discounting the future cash flows at current market rates adjusting for prepayments.

     Accrued Interest Payable and Accrued Interest Receivable. The fair value for accrued interest payable and accrued interest receivable approximates fair value.

     Customer Accounts. The fair value of customer accounts with no stated maturity, such as non-interest-bearing accounts, savings and NOW accounts, and money market and checking accounts is equal to the amount payable on demand as of February 27, 1998 and March 31, 1997. The fair value of certificates of deposit is based on the present value of contractual cash flows. The discount rates used to compute present values are estimated using the rates currently offered for customer accounts of similar maturities in the Company's marketplace.

     Borrowed Funds. Rates available to the Company for debt with similar terms and remaining maturities at the dates presented are used to estimate the fair value of existing debt.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     Commitments to Extend Credit and Standby Letters of Credit. The Company does not normally charge fees for commitments to extend credit. Interest rates on commitments to extend credit are normally committed for periods of less than one month. Fees charged on standby letters of credit and other financial guarantees are deemed to be immaterial and these guarantees are expected to be settled at face amount or expire unused. It is impracticable to assign any fair value to these commitments.

     The carrying amount and estimated fair value of the Company's financial instruments are as follows (in thousands):

                                          February 27, 1998                   March 31, 1997
                                       ------------------------          ------------------------
                                        Carrying         Fair            Carrying          Fair
                                         amount          value            amount           value
-------------------------------------------------------------------------------------------------
Financial assets:
   Cash                                $   31,933        31,933            17,744          17,744
   Investments and mortgage-related
      securities                          389,104       390,541           417,364         411,776
   Assets available for sale            1,024,390     1,024,390           702,533         702,533
   Loans receivable, net                  813,905       832,644           730,535         722,840
   Mortgage servicing rights               54,690        55,517            49,721          54,423
   Accrued interest receivable             14,931        14,931            12,591          12,591
   Accrued interest payable                12,565        12,565             5,960           5,960

Financial liabilities:
   Customer accounts                    1,023,354     1,028,270           873,357         876,984
   Borrowed funds                       1,081,910     1,085,855           893,703         885,089
-------------------------------------------------------------------------------------------------


(12) Income Taxes

     Income tax expense (benefit) for the eleven-month period ended February 27, 1998 and the years ended March 31, 1997 and 1996, is comprised of the following (in thousands):

                                         Eleven-month
                                         period ended      Years ended March 31,
                                         February 27,     ----------------------
                                            1998           1997         1996
--------------------------------------------------------------------------------

Current:
     Federal                               $13,397         4,790        7,812
     State                                   1,504           443           --
Total current tax expense                   14,901         5,233        7,812
Deferred:
     Federal                                (4,200)       (3,757)      (1,396)
     State                                      23           429         (144)
Total deferred tax expense                  (4,177)       (3,328)      (1,540)
--------------------------------------------------------------------------------

Income tax expense                         $10,724         1,905        6,272
--------------------------------------------------------------------------------

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     The effective income tax rates of 39%, 12%, and 35%, for the eleven-month period ended February 27, 1998, and the years ended March 31, 1997 and 1996, respectively, vary from the applicable statutory federal income tax rate of 35%, 35%, and 35%, respectively, for the following reasons (in thousands).

                                              Eleven-month
                                              period ended       Year ended March 31,
                                              February 27,      ---------------------
                                                 1998            1997            1996
-------------------------------------------------------------------------------------
Computed expected tax expense                   $ 9,545         5,500           6,262
Increase (decrease) resulting from:
   Decrease in valuation allowance
      for deferred tax assets                        --            --            (700)
   Tax-exempt income                               (780)         (801)           (584)
   State tax (benefit) expense,
        net of federal impact                     1,001           717            (144)
   Subsidiary related items                          --            --           1,007
   Reversal of tax bad debt reserve recapture        --        (4,129)             --
   Nondeductible ESOP expense                       732           296             214
   Other, net                                       226           322             217
-------------------------------------------------------------------------------------

Income tax expense                              $10,724         1,905           6,272
-------------------------------------------------------------------------------------

     The significant components of deferred income tax (benefit) attributable to income for the eleven-month period ended February 27, 1998 and the years ended March 31, 1997 and 1996, are as follows (in thousands):

                                                  Eleven-month
                                                  period ended       Year ended March 31,
                                                  February 27,      ---------------------
                                                      1998            1997          1996
-----------------------------------------------------------------------------------------
Deferred tax expense (benefit)
   (exclusive of the effects of
   the components listed below)                     $(4,200)        (3,757)         (840)
Decrease in beginning of year balance of the
   valuation allowance for deferred tax assets           --             --          (700)
Adjustment to deferred tax assets and
   liabilities for change in tax rates                   --             --            --
State tax net operating loss utilization                 23            429            --
-----------------------------------------------------------------------------------------

                                                    $(4,177)        (3,328)       (1,540)
-----------------------------------------------------------------------------------------

     The Small Business Job Protection Act of 1996 ("Act"), enacted on August 20, 1996, provides for the repeal of the tax bad debt deduction computed under the percentage of taxable income method. The repeal of the use of this method is effective for tax years beginning after December 31, 1995. Prior to the change in law, the Bank had qualified under the provisions of the Internal Revenue Code which permitted it to deduct from taxable income an allowance for bad debts based on 8% of taxable income.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     Upon repeal, the Bank is required to recapture into income, over a six-year period, the portion of its tax bad debt reserves that exceed its base year reserves (i.e., tax reserves for tax years beginning before 1988). The base year tax reserves, which may be subject to recapture if the Bank ceases to qualify as a bank for federal income tax purposes, are restricted with respect to certain distributions. The Bank's total tax bad debt reserves at February 27, 1998 and March 31, 1997, are approximately $ 20.0 million, of which $11.8 million represents the base year amount and $8.2 is subject to recapture.

     The Company had previously established a deferred tax liability during its fiscal year ended March 31, 1994, related to the base year bad debt reserves in anticipation of changing the Bank's charter to that of a commercial bank. As a result of the signing of the Act, the Company recognized $3.8 million of after-tax income (net of state tax expense) in the year ended March 31, 1997 due to the reversal of the base year bad debt liability. Additionally, the Company has previously recorded a deferred tax liability for the excess base year reserves to be recaptured; therefore, this recapture did not impact the statement of operations.

     On September 8, 1997, the Company acquired Penncore Financial Services in a tax-free acquisition. As a result of this acquisition, the Company was able to record net deferred tax assets of $955,000.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at February 27, 1998 and March 31, 1997, are presented below (in thousands):

                                                            February 27,     March 31,
                                                                1998            1997
---------------------------------------------------------------------------------------
Deferred tax assets:
     Uncollected interest                                    $     184             217
     Employee benefits                                           2,593             706
     Real estate valuation allowance                                50             174
     Book bad debt reserves                                      6,605           4,876
     Purchased mortgage servicing rights                         5,364           2,079
     Other reserves                                                425             398
     Federal tax net operating loss carryforwards                1,393           1,499
     State tax net operating loss carryforwards                     --              23
     Depreciation                                                  452             220
     Other                                                          63             315
---------------------------------------------------------------------------------------

Total deferred tax assets                                       17,129          10,507
---------------------------------------------------------------------------------------

Deferred tax liabilities:
     Tax bad debt reserve recapture                             (2,888)         (2,888)
     Prepaid expenses                                             (352)           (603)
     Loss on mortgages sold                                       (767)           (855)
     Originated mortgage servicing rights                       (2,678)         (1,398)
     Purchase accounting - deposits                               (242)             --
     Net unrealized gain on securities available for sale       (2,379)           (206)
     Other                                                        (748)           (441)
---------------------------------------------------------------------------------------

Total deferred tax liabilities                                 (10,054)         (6,391)
---------------------------------------------------------------------------------------

Net deferred tax asset (liability)                           $   7,075           4,116
---------------------------------------------------------------------------------------

     In order to fully realize the net deferred tax asset at February 27, 1998 and March 31, 1997, the Company will need to generate future taxable income. Based upon the Company's tax history and the anticipated level of future taxable income, management of the Company believes the existing net deductible temporary differences will, more likely than not, reverse in future periods in which the Company generates net taxable income. There can be no assurance, however, that the Company will generate any earnings or any specific level of continuing earnings.

     For federal tax purposes, the Company has approximately $4.0 million and $4.3 million of net operating loss carryforwards as of February 27, 1998 and March 31, 1997, respectively. The net operating loss carryforward will expire March 31, 2010 if not utilized.

     For state tax purposes, the Company has approximately $0 and $330,000 of net operating loss carryforwards as of February 27, 1998 and March 31, 1997, respectively. The $330,000 of the net operating loss carryforward was fully utilized in the eleven-month period ended February 27, 1998.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

(13) Employee Benefits

     Pension Plan. During the fiscal year ended March 31, 1995, the Company restructured its defined benefit pension plan ("Pension Plan") by withdrawing from a multi-employer Pension Plan and starting a single-employer Pension Plan.

     Effective August 1, 1994, each active participant was given the option to transfer their accrued benefit to the new Pension Plan or leave it in the multi-employer Pension Plan. For those electing to transfer their benefits, additional benefits would accrue under the new Pension Plan for future service. Assets accumulated for the past and future benefits of those transferring benefits were calculated and a schedule determined for transfer into the new Pension Plan.

     Employees hired by the Company on or after August 1, 1993, were not eligible to participate in the new Pension Plan, however, effective April 1, 1995, the Company began accepting new participants.

     The Pension Plan provides retirement benefits based on years of service and average compensation during the years of plan participation. The Company's funding policy is to contribute an amount which meets the minimum funding requirements of ERISA and which can be deducted for Federal Income Tax purposes.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     The following table sets forth the Company's plan accumulated funded status for the eleven-month period ended February 27, 1998 and the years ended March 31, 1997, and the amounts recognized in the consolidated balance sheet as of February 27, 1998 and March 31, 1997 (in thousands):

                                                          February 27,       March 31,
                                                              1998             1997
--------------------------------------------------------------------------------------
Projected benefit obligation:
   Accumulated benefit obligation total (all vested)         $2,323           1,923
   Effect of projected future compensation levels                --             220
--------------------------------------------------------------------------------------

Projected benefit obligation total                            2,323           2,143
Plan assets at fair value                                     3,579           3,080
--------------------------------------------------------------------------------------

Projected plan assets in excess of
   benefit obligation                                         1,256             937

Unrecognized transition asset                                 1,299           1,391
Unrecognized prior service costs                                (51)            (54)
Unrecognized gain (loss)                                        325             (59)
Accrued pension cost included on
   consolidated balance sheet                                   317             341
--------------------------------------------------------------------------------------

     Net pension cost for the eleven-month period ended February 27, 1998 and the year ended March 31, 1997, includes the following components (in thousands):

                                              Eleven-month
                                              period ended       Year ended March 31,
                                              February 27,      ---------------------
                                                  1998           1997            1996
-------------------------------------------------------------------------------------
Service cost                                      $143            252            217
Interest cost                                      147            133             99
Actual return on plan assets                      (555)          (287)          (383)
Amortization of transition asset                   (93)          (101)          (101)
Amortization of prior service costs                  3              4
Asset gain                                         331             62            184
-------------------------------------------------------------------------------------

Net pension cost                                  $(24)            63             16
-------------------------------------------------------------------------------------

     In determining the estimated costs of the Pension Plan, the weighted average discount rate used was 7.5% and the weighted average rate of increase in compensation levels was zero and 5.5%, respectively compounded annually for the eleven-month period ended February 27, 1998 and the years ended March 31, 1997 and 1996. The weighted average expected long-term rate of return on Pension Plan assets used in determining net periodic pension cost was 8.00% for each of these periods. The Pension Plan's assets consist primarily of bond and stock funds administered by an independent asset manager.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     Employee 401(k) Savings Plan. Certain subsidiaries of the Company maintain a qualified plan in which employees may participate. Participants in the plan may elect to direct a portion of their wages into investment accounts which include professionally managed mutual and money market funds and the Company's common stock. The principal and earnings thereon are tax deferred until withdrawn, generally.

     Common Stock Acquired By The Employee Stock Ownership Plan ("ESOP"). In connection with the Conversion, the Company established the ESOP for the benefit of eligible employees. The Company purchased 1,018,332 shares of common stock on behalf of the ESOP in the Conversion of which, as of February 27, 1998, 455,437 shares were committed to be released and allocated to participants. The Company recognizes compensation expense equal to the fair value of the ESOP shares during the periods in which they become committed to be released. To the extent that the fair value of ESOP shares differs from the cost of such shares, this differential will be charged or credited to equity. Management expects the recorded amount of expense to fluctuate as continuing adjustments are made to reflect changes in the fair value of the ESOP shares. The Company recorded compensation and employee benefit expense related to the ESOP of $3.0 million, $1.9 million, and $1.4 million for the eleven-month period ended February 27, 1998 and the years ended March 31, 1997, and 1996, respectively. The fair market value of the unallocated ESOP shares on February 27, 1998, amounted to $17.6 million.

     Common Stock Acquired By the Recognition and Retention Plan and Trust ("RRP"). An aggregate of 376,760 shares, net of forfeitures, have been awarded to the Company's Board of Directors and executive officers as of February 27, 1998, subject to vesting and other provisions of the RRP.

     At February 27, 1998, the deferred cost of unearned RRP shares totaled $2.4 million and is to be recorded as a charge against stockholders' equity. Compensation expense will be recognized ratably over the five year vesting period only for those shares awarded. The Company recorded compensation and employee benefit expense related to the RRP of $459,441, $617,420, and $829,000 for the eleven-month period ended February 27, 1998 and the years ended March 31, 1997 and 1996, respectively.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     Stock Option Plan. Common stock totaling 1,454,760 shares has been reserved for issuance for the 1994 Option Plan. An aggregate of 1,113,633 stock options, net of forfeitures, have been granted and are exercisable to the Bank's executive officers, nonemployee directors, and other key employees through February 27, 1998. The exercise price per share ranges from $15.88 to $28.31; $11.97 to $17.38; and $9.50 to $11.94 for the plan years 1998,
     1997, and 1996, respectively.

     The following table summarizes the stock options outstanding and exercisable for the Option Plan as of February 27, 1998:

                               Eleven-month period
                                ended February 27,                Years ended March 31,
                              ---------------------- -----------------------------------------------
                                        1998                      1997                     1996
---------------------------------------------------- ---------------------------  ----------------------
                                            Weighted                    Weighted               Weighted
                                             Average                    Average                Average
                                            Exercise                    Exercise               Exercise
                                Shares       Price         Shares        Price      Shares       Price
--------------------------------------------------------------------------------------------------------
Outstanding at beginning
   of year                     1,337,400     $8.4585     1,184,200       $7.7704   1,120,000     $7.4688
Granted                          169,300    $18.0642       154,000      $13.7445      91,000    $11.3935
Exercised                       (343,467)    $7.6398          (800)      $7.4688     (19,600)    $7.4688
Canceled                         (49,600)    $7.4688            --            --      (7,200)    $7.4688
--------------------------------------------------------------------------------------------------------

Outstanding at end of year     1,113,633    $10.2309     1,337,400       $8.4585  1,184,200     $7.7704

Weighted remaining average
      contractual life (years)        --           8            --            10          --           9
Exercisable at end of year     1,113,633    $10.2309       634,600       $7.6748     439,600     $7.6605
--------------------------------------------------------------------------------------------------------

Weighted-average fair
     value of options granted         --          --    11,312,398            --   9,201,708         --                  $
--------------------------------------------------------------------------------------------------------



     As a result of the merger of ML Bancorp into Sovereign Bancorp at February 27, 1998, all shares became exercisable under the 1994 Stock Option Plan due to the change of control in ownership. The fair market value of the 1.1 million exercisable shares amounted to $34.8 million ($31.25 per share) based upon the last day of trading for ML Bancorp stock (February 27, 1998).

     The Black-Scholes option-pricing model was used to determine the grant-date fair-value of options. Significant assumptions used in the model included a weighted average risk-free rate of return of 6.00% and 6.74%; expected option life of 6 years; expected stock price volatility of 84.0%; and expected dividends of 2.29% and 2.42%, respectively, for the eleven-month period ended February 27, 1998, and the year ended March 31, 1997.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     In October 1995 FASB issued SFAS No. 123, Accounting for Stock-based Compensation ("SFAS 123"). This statement encourages, but does not require, the adoption of fair-value accounting for stock-based compensation to employees. The Company, as permitted, has elected not to adopt the fair value accounting provisions of SFAS 123, and has instead continued to apply APB Opinion 25 and related Interpretations in accounting for plans and provide the required pro forma disclosures of SFAS 123. Had the grant-date fair-value provisions been adopted, the Corporation would have recognized $1,942,852 and $1,458,747 in compensation expense related to its Option Plan for the eleven-month period ended February 27, 1998, and the year ended March 31, 1997. As a result, net income of the Company would have been $15.4 million and $13.0 million; basic earnings per share would have been $1.41 and $1.17, and diluted earnings per share would have been $1.33 and $1.13 for the eleven-month period ended February 27, 1998, and the year ended March 31, 1997.

     The effects on net income and earnings per share of applying the disclosure requirement of SFAS 123 may not be representative of the future pro forma effects on net income and earnings per share due to the vesting provisions of the options and future awards that are available to be granted.

     Deferred Compensation Plan (DCP). The Company's Board of Directors has adopted a DCP to restore retirement benefits that executives lose due to the Internal Revenue Code limitation on compensation and tax-qualified retirement plans, such as the ESOP and Pension Plan. For the years ending March 31, 1996 and 1997 the limitation is $150,000, however, this limitation increased to $160,000 effective April 1, 1997.

     The DCP provides that each affected executive shall receive an annual allocation of stock units representing shares of the Company's common stock equal to the difference between the annual allocation of shares that would have been made to him or her in the ESOP without regard to the dollar limitation, minus the number of shares actually allocated under the DCP at February 27, 1998.

     In addition, the DCP provides a lump sum dollar accrual for each year equal to the difference between the value of the Pension Plan benefit which would have been earned without regard to the dollar limitation and the value of the accrual actually earned. The cumulative accrual amount to be allocated to the participants at February 27, 1998.


(14) Commitments and Contingencies

     As of February 27, 1998, the Company is committed to the funding of certain loans. Approximately $57.5 million is committed to fixed rate loans and $10.9 million committed to variable rate loans. These commitments are generally outstanding for 45 days.

     The Company has commitments outstanding of $161.3 million at February 27, 1998, to sell fixed rate mortgage loans.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     The Company had the following off-balance-sheet financial instruments (in thousands):

                                                              February 27,     March 31,
                                                                 1998            1997
----------------------------------------------------------------------------------------
Amounts representing credit risk:
        Secured consumer lines of credit                        $62,865         55,549
        Unsecured consumer lines of credit                        6,193          9,405
        Commercial lines of credit                               37,811         18,573
        Commercial letters of credit                              1,624          1,115
Notional or contract amounts of off-balance-sheet financial
     instruments not constituting credit risk:
        Forward commitments to sell in the secondary market     161,285         53,922
----------------------------------------------------------------------------------------

     In the past, the Company pooled and sold with recourse certain mortgage backed securities through federal agencies which were collateralized substantially by residential mortgage loans. At February 27, 1998 and March 31, 1997, the remaining outstanding balance subject to recourse was $3.8 million and $2.5 million, respectively.

     The Company is party to certain claims and litigation arising in the ordinary course of business. In the opinion of management, the resolution of such claims and litigation will not materially affect the Company's consolidated financial position or results of operations.

     Derivative Financial Instruments. The Company has limited involvement with derivative financial instruments and does not use them for trading purposes. Derivatives, such as forward commitments to sell in the secondary market, are primarily used to manage well-defined interest rate risks.

     In the ordinary course of business, the Company may expose a portion of its available for sale mortgage loan portfolio, including its pipeline to interest rate risk, as volume and market conditions warrant. This exposure represents those loans which have closed or are expected to close which are not hedged at a given point in time. At February 27, 1998, the Company's exposure was $32.9 million and the maximum exposure position authorized by the Company is $40.0 million.

     The Company produces a daily exposure report summarizing the exposure which is reviewed and to the extent considered necessary by management, adjustments are made.


                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

(15) Premises and Equipment

     Premises and equipment are comprised of the following at February 27, 1998 and March 31, 1997 (in thousands):


                                      February 27,         March 31,
                                         1998                1997
--------------------------------------------------------------------------------
Premises owned                         $ 14,445             11,778
Furniture and fixtures                   18,847             17,051
Leasehold improvements                    4,720              5,063
Accumulated depreciation                (19,996)           (16,904)
--------------------------------------------------------------------------------
                                       $ 18,016             16,988
--------------------------------------------------------------------------------


     The Company has entered into operating leases for several of its branch facilities. The minimum annual rental payments under these leases at February 27, 1998, are as follows (in thousands):

                                                         Minimum
                                                          lease
            Year                                         payments
            -----------------------------------------------------

            1999                                         $1,716
            2000                                          1,598
            2001                                          1,418
            2002                                          1,240
            2003 and after                                9,725
            -----------------------------------------------------

     The Company opened or acquired five new business centers resulting in increased rent expense during the 1998 fiscal year. Rent expense under these leases was $2.1 million, $1.4 million, and $487,000 for the eleven-month period ended February 27, 1998, and the years ended March 31, 1997 and 1996, respectively.

     The Company has executed various operating leases covering portions of its buildings with various unrelated lessees. Annual minimum lease payments to be received by the Company at February 27, 1998, are as follows (in thousands):

                                                        Minimum
                                                         lease
            Year                                        payments
            ----------------------------------------------------

            1999                                          $315
            2000                                           200
            2001                                           189
            2002                                           106
            2003 and after                                 646
            ----------------------------------------------------


                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------


(16) Parent Company Financial Information

     Condensed financial statements of ML Bancorp, Inc. (parent company) are shown below. The parent company has no significant operating activities.

     Condensed Statement of Financial Condition
     Dollars in Thousands

                                                     February 27,     March 31,
Assets                                                   1998           1997
-------------------------------------------------------------------------------

Cash                                                 $     60               3
Equity securities available for sale                       60              --
Investment in subsidiaries                            243,709         183,426
Other assets                                            8,433           3,959
-------------------------------------------------------------------------------

Total assets                                         $252,262         187,388
-------------------------------------------------------------------------------

Liabilities and Equity
-------------------------------------------------------------------------------

Other borrowed money                                 $ 51,547          51,547
Other liabilities                                          11             137
-------------------------------------------------------------------------------

Total liabilities                                      51,558          51,684
-------------------------------------------------------------------------------

Stockholders' equity                                  200,704         135,704
-------------------------------------------------------------------------------

Total liabilities and stockholders' equity           $252,262         187,388
-------------------------------------------------------------------------------

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     Condensed Statement of Operations
     Dollars in Thousands

                                                      Eleven-month
                                                      period ended      Year ended March 31,
                                                      February 27,      --------------------
                                                          1998           1997          1996
--------------------------------------------------------------------------------------------
Income:
      Dividends from subsidiaries                       $ 8,000         28,000        21,201
      Gain on sales of securities available for sale         --            106           197
      Other                                                 151            142            54
--------------------------------------------------------------------------------------------
           Total income                                   8,151         28,248        21,452
--------------------------------------------------------------------------------------------

Expenses:
      Professional fees                                     253            361           389
      Other                                               4,918            495           250
--------------------------------------------------------------------------------------------
           Total expenses                                 5,171            856           639
--------------------------------------------------------------------------------------------

Income before equity in undistributed income
      of subsidiaries and income tax benefit              2,980         27,392        20,813
Income tax (benefit) expense                             (1,750)          (175)         (124)
--------------------------------------------------------------------------------------------

Income before equity in undistributed
      income of subsidiaries                              4,730         27,567        20,937

Equity in undistributed income
      of subsidiaries                                    11,818        (13,757)       (9,317)
--------------------------------------------------------------------------------------------

Net income                                              $16,548         13,810        11,620
--------------------------------------------------------------------------------------------

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     Condensed Statement of Cash Flows
     Dollars in Thousands

                                                          Eleven-month
                                                          period ending    Years ended March 31,
                                                           February 27,    ---------------------
                                                              1998          1997          1996
------------------------------------------------------------------------------------------------
Operating activities:
     Net income                                              $16,548       13,810        11,620
Adjustments to reconcile net
     income to net cash provided by
     operating activities:
        Return of (equity in) income of subsidiaries         (11,818)      13,757         9,317
        Amortization of common stock acquired
            by stock benefit plans                             3,615        2,812         2,326
        Net gain on sale of equity securities
            available for sale                                    --         (106)         (197)
        Increase in investment in subsidiaries               (46,091)     (84,418)      (22,596)
        (Decrease) increase in liabilities                      (126)         (38)       (1,634)
        Increase in other assets                              (4,474)      (3,431)         (527)
------------------------------------------------------------------------------------------------

Net cash (used in) provided by operating activities          (42,346)     (57,614)       (1,691)
------------------------------------------------------------------------------------------------

Investing activities:
     Purchase of assets available for sale                        60       (1,094)       (2,890)
     Proceeds from sales of assets available for sale             --        1,161         1,477
     Dividends received from subsidiaries                      8,000       28,000        21,201
------------------------------------------------------------------------------------------------

Net cash provided by (used in) investing activities            8,060       28,067        19,788
------------------------------------------------------------------------------------------------

Financing activities:
     Net proceeds from issuance of debentures                     --       50,000            --
     Net proceeds from issuance of common stock                   --           --            --
     Common stock acquired by stock benefit plans                 --           --            --
     Sale (purchase) of treasury stock                        34,729      (16,616)      (15,035)
     Exercise of stock options                                 2,948           --           --
     Dividends paid                                           (3,334)      (4,116)       (3,194)
------------------------------------------------------------------------------------------------
Net cash (used in) provided by financing activities           34,343       29,268       (18,229)
------------------------------------------------------------------------------------------------
Net (decrease) increase in cash                                   57         (279)         (132)
Cash, beginning of period                                          3          282           414
------------------------------------------------------------------------------------------------
Cash, end of period                                        $      60            3           282
------------------------------------------------------------------------------------------------


                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

(17) Capital Securities

     During the year ended March 31, 1997, the Company issued $50.0 million of trust preferred securities at an interest rate of 9.875%. with a scheduled maturity of March 1, 2027. The securities were issued by ML Bancorp's recently formed subsidiary, ML Capital Trust I, and proceeds from the issue were invested in Junior Subordinated Debentures issued by ML Bancorp. Interest of $2.47 million is payable semi-annually, commencing on September 1, 1997. The Company has the option, subject to required regulatory approval, to prepay the securities beginning March 1, 2007.

     The securities are shown on the liability side of the balance sheet as "Corporation-obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures of the Corporation." The interest cost associated with this issue is treated as a noninterest expense on the consolidated statement of operations rather than interest expense.


(18) Regulatory Matters

     The Company is required to maintain certain daily reserve balances in accordance with Federal Reserve Board requirements. Aggregate reserves (in the form of vault cash) were maintained to satisfy federal regulatory requirements at February 27, 1998.

     Retained earnings are substantially restricted in connection with regulations related to the insurance of savings accounts, which require the Company to maintain certain statutory reserves.

     The Company may not declare or pay cash dividends on or repurchase any of its share of common stock if the effect thereof would cause equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirements.

     Dividends payable to the Company by the Bank are subject to certain regulatory limitations. The payment of dividends in any year without regulatory permission is limited to the net profits (as defined for regulatory purposes) for that year plus the retained net profits for the preceding two calendar years. Accordingly, as of February 27, 1998, dividends in excess of those already declared from the Bank to the Company are limited to $23.3 million.

     Under the Office of Thrift Supervision capital regulations, savings institutions must maintain "tangible" capital equal to 1.5% of adjusted total assets, "core" capital equal to 3.0% of adjusted total assets, Tier I capital equal to 4.0% of adjusted total assets, and "risk-based" capital equal to 8.0% of risk-weighted assets. At February 27, 1998, the Bank was in compliance with all such regulatory requirements.

                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     The following sets forth the Bank's compliance with each of the regulatory capital requirements at February 27, 1998 and March 31, 1997 (Dollars in thousands).

                                             February 27, 1998                              March 31, 1997 (1)
                               --------------------------------------------   -------------------------------------------
                               Tangible     Core      Tier I     Risk-Based   Tangible     Core      Tier I     Risk-Based
                               Capital     Capital    Capital     Capital     Capital     Capital    Capital     Capital
--------------------------------------------------------------------------------------------------------------------------
Total Regulatory Capital       126,490     126,490    126,490     140,434     116,611     116,611    116,611     128,119
Minimum Required
     Regulatory Capital         34,816      69,633     44,424      88,849      29,498      59,019     78,495      73,458
Excess Regulatory Capital       91,674      56,857     82,066      51,585      87,113      57,592     18,116      54,661

Regulatory Capital as a
   Percentage of Assets           5.45%       5.45%     11.39%      12.64%       5.93%       5.93%      5.93%      13.95%

Minimum Capital Required
   as a Percentage of Assets      1.50        3.00       4.00        8.00        1.50        3.00       4.00        8.00

Excess Regulatory Capital
   as a Percentage of Assets      3.95%       2.45%      7.39%       4.64%       4.43%       2.93%      1.93%       5.95%
--------------------------------------------------------------------------------------------------------------------------

(1) Tangible and core capital requirements are computed as a percentage of adjusted total assets of $2.32 billion. Tier I and Risk-based capital requirements are computed as a percentage of total risk-weighted assets of $1.11 billion.

(19) SFAS No. 128, "Earnings Per Share"

     In February 1997 the Financial Accounting Standards Board (FASB) issued Statement No. 128 (SFAS No. 128), Earnings per Share. SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options and is computed by dividing net income by the weighted average number of shares outstanding during the period. Diluted earnings per share gives effect to all dilutive potential common shares that were outstanding during the period. All earnings per share amounts for all periods have been presented to conform to SFAS No. 128 requirements.


                                                                     (Continued)

ML BANCORP, INC.

Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

     1 The following table sets forth the computation of basic and diluted earnings per share (share and per share data not in thousands):

                                                                                   March 31,
                                                          February 27,    -------------------------
                                                              1998           1997             1996
---------------------------------------------------------------------------------------------------
Numerator for basic and diluted earnings
      per share -- net income                             $    16,548         13,810         11,620
---------------------------------------------------------------------------------------------------

Denominator for basic earnings per share -- weighted
      average shares outstanding                           10,925,662     11,096,383     12,375,689
Effect of dilutive securities employee stock option           608,946        408,022        252,997
---------------------------------------------------------------------------------------------------

Denominator for diluted earnings per share -- adjusted
      weighted average shares outstanding                  11,534,608     11,504,405     12,628,686
---------------------------------------------------------------------------------------------------

Earnings per share -- basic                                      1.51           1.24           0.94
Earnings per share -- diluted                             $      1.43           1.20           0.92
---------------------------------------------------------------------------------------------------

(20) Penncore Acquisition

     On September 8, 1997, the Company completed its acquisition of Penncore Financial Services Corporation of Bucks County, Pennsylvania. As a result of the acquisition, ML Bancorp, Inc. added approximately $130.0 million in assets and $90.0 million in deposits. Commonwealth State Bank, a wholly owned subsidiary of Penncore, merged into Main Line Bank, a wholly owned subsidiary of ML Bancorp, Inc. Penncore shareholders received $36.56 in cash or a combination of cash and common shares of ML Bancorp, Inc. stock for each of their shares.


--------------------------------------------------------------------------------